[Hutchins, Wheeler & Dittmar Letterhead]




                                                   December 18, 1998



Freedom Securities Corporation
One Beacon Street
Boston, MA  02108

Ladies and Gentlemen:

         We are general counsel to Freedom Securities Corporation, a Delaware corporation (the "Company"), and as such counsel we are familiar with the corporate proceedings taken in connection with the adoption of the Company's 1998 Employee Stock Purchase Plan (the "Plan"). We are also familiar with the registration statement on Form S-8 to which a copy of this opinion will be attached as an exhibit.

         As such counsel, we have examined the corporate records of the Company, including the Amended and Restated Certificate of Incorporation, Amended and Restated By-laws, stock records, minutes of meetings of its Board of Directors and stockholders and such other documents as we have deemed necessary as a basis for the opinions herein expressed.

         Based  upon  the   foregoing,   and   having   regard  for  such  legal
considerations as we deem relevant, we are of the opinion that:

         1. The Company is duly organized and validly existing under the laws of the State of Delaware;

         2. The Company is authorized to issue 60,000,000 shares of Common Stock, par value $.01 per share, and 1,000,000 shares of Preferred Stock, par value $.01 per share.

         3. The shares of common stock issuable pursuant to the Plan, when sold in accordance with the terms thereof, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 and to the reference to us under the caption "Interests of Named Experts and Counsel" in the Registration Statement.


                                      Very truly yours,

                                      /s/Hutchins, Wheeler & Dittmar

                                     HUTCHINS, WHEELER & DITTMAR
                                     A Professional Corporation

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